EXHIBIT 10.133

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn:  Dennis M. Coghlan, Esq.


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         FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS
                      SECURITY AGREEMENT AND FIXTURE FILING

                                     made by

                             PUENTE HILLS MALL, LLC,
                      a Delaware limited liability company
                                    (Grantor)

                                       to

                         COMMONWEALTH LAND TITLE COMPANY
                                    (Trustee)


                               for the benefit of

              EUROHYPO AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT
                                  (Beneficiary)


                            Dated: As of June 3, 2008


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

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE 1 OBLIGATIONS..........................................................5
         Section 1.01      Obligations.........................................5

ARTICLE 2 PARTICULAR COVENANTS AND AGREEMENTS OF GRANTOR.......................6
         Section 2.01      Payment of Secured Obligations......................6
         Section 2.02      Title, etc..........................................6
         Section 2.03      Further Assurances; Filing; Re Filing; etc..........7
         Section 2.04      Liens...............................................7
         Section 2.05      Insurance...........................................7
         Section 2.06      Impositions.........................................7
         Section 2.07      Maintenance of the Improvements and Equipment.......8
         Section 2.08      Compliance With Laws................................8
         Section 2.09      Limitations of Use..................................8
         Section 2.10      Actions to Protect Mortgaged Property...............8
         Section 2.11      Insurance and Condemnation Proceeds.................9
         Section 2.12      Lien Laws...........................................9
         Section 2.13      Inspections.........................................9
         Section 2.14      Reserved...........................................10

ARTICLE 3 ASSIGNMENT OF LEASES AND RENTS......................................10
         Section 3.01      Assignment of Rents, Issues and Profits............10

ARTICLE 4 SECURITY AGREEMENT; FIXTURE FILING..................................10
         Section 4.01      Creation of Security Interest......................10
         Section 4.02      Continuation Statements; Amendments................11
         Section 4.03      Fixture Filing.....................................11

ARTICLE 5 DEFAULTS; REMEDIES..................................................11
         Section 5.01      Events of Default..................................11
         Section 5.02      Remedies...........................................11
         Section 5.03      Application of Proceeds............................15
         Section 5.04      Right to Sue.......................................15
         Section 5.05      Powers of Beneficiary..............................16
         Section 5.06      Remedies Cumulative................................16
         Section 5.07      General Provisions.................................16
         Section 5.08      No Mortgagee-in-Possession.........................19
         Section 5.09      Prepayment Charge..................................19

ARTICLE 6 CONCERNING TRUSTEE..................................................19
         Section 6.01      Acceptance.........................................19
         Section 6.02      Certain Rights.....................................19
         Section 6.03      Resignation........................................20
         Section 6.04      Successor Trustees.................................20

         Section 6.05      Perfection of Appointment..........................20
         Section 6.06      Enforcement; Court Actions.........................20

ARTICLE 7 MISCELLANEOUS.......................................................20
         Section 7.01      Release of Deed of Trust...........................21
         Section 7.02      Notices............................................21
         Section 7.03      No Waiver..........................................22
         Section 7.04      Amendments; etc....................................22
         Section 7.05      Successors and Assigns.............................23
         Section 7.06      Captions...........................................23
         Section 7.07      Severability.......................................23
         Section 7.08      Usury Savings Clause...............................23
         Section 7.09      CERTAIN ACKNOWLEDGMENTS AND WAIVERS................24
         Section 7.10      GOVERNING LAW......................................24
         Section 7.11      WAIVER OF JURY TRIAL...............................26
         Section 7.12      Attorney-In-Fact...................................26

ARTICLE 8 SPECIAL STATE PROVISIONS............................................27

ARTICLE 9 GROUND LEASE PROVISIONS.............................................28


Exhibit A-1 - Description of Fee-Owned Land
Exhibit A-2 - Description of Leasehold Land
Exhibit B - Personal Property Collateral

        FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                     SECURITY AGREEMENT, AND FIXTURE FILING

     THIS FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of the 3rd day of June 2008 by PUENTE HILLS MALL, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware and having an office at c/o Glimcher Realty Trust, 180 E. Broad Street, 21st Floor, Columbus, Ohio 43215 ("Grantor"), to COMMONWEALTH LAND TITLE COMPANY having an office at 1920 Main Street,12th Floor, Irvine, California 92614 ("Trustee"), for the benefit of EUROHYPO AG, NEW YORK BRANCH, having an office at 1114 Avenue of the Americas, New York, New York 10036, as Administrative Agent for the lenders referred to below (in such capacity, together with its successors in such capacity, "Beneficiary").

                              W I T N E S S E T H:

     WHEREAS, Grantor is the fee owner of that certain tract of land located in the County of Los Angeles, State of California, and being more fully described in Exhibit A-1 attached hereto (the "Fee-Owned Land").

     WHEREAS, Grantor is the tenant under that certain GROUND LEASE dated September 23, 1969, by and between Jeanne Marie Erramouspe, individually, and as attorney in fact for Emilie E. Wilfert, Charlotte E. Torrance and Bette Marcellin; Emilie E. Wilfert, trustee for George E. Wilfert, III and Gary S. Wilfert; Charlotte E. Torrance, trustee for J. Michele Torrance and Thomas J. Torrance; and Bette Marcellin, trustee for Richard J. Marcellin and Colette A Marcellin (collectively "Original Lessor") and Ernest W. Hahn, Inc., a California corporation as lessee ("Original Lessee"), for the ground lease of the Ground Lease Property; as amended by: ADDENDUM NO. 1 TO GROUND LEASE DATED SEPTEMBER 23, 1969 dated December 22, 1972, between Original Lessor and Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc. is the general partner, Broadway-Hale Stores, Inc., a California corporation, Sears, Roebuck and Co., a New York corporation, J. C. Penny Properties, Inc., a Delaware corporation, and Adcor Realty Corporation, a New York corporation; CONSTRUCTION, OPERATION, AND RECIPROCAL EASEMENT AGREEMENT dated December 22, 1972, by and between Hahn-Puente Associates, Broadway-Hale Stores, Inc., Sears, Roebuck and Co., J. C. Penny Properties, Inc., and Adcor Realty Corporation; SUBORDINATION AGREEMENT dated December 22, 1972, by Original Lessor; DEED AND ASSIGNMENT dated December 20, 1991, between RT-H Corporation of California, a California corporation, as grantor/assignor, and Hahn-Puente Associates, as grantee/assignee; GROUND LEASE ASSIGNMENT dated August 5, 1996, by and between Hahn-Puente Associates, as assignor, and Kent Properties, Inc., a California corporation, as assignee; GROUND LEASE ASSIGNMENT dated October 21, 1996, by and between Kent Properties, Inc., as assignor, and Krausz Capistrano Partners, a California general partnership, as assignee; GROUND LEASE ASSIGNMENT dated October 21, 1996, by and between Krausz Capistrano Partners, as assignor, and Krausz Puente LLC, a California limited liability company, as assignee (collectively with all amendments thereto, the "Ground Lease") affecting the land located in the County of Los Angeles, State of California, and being more fully described in Exhibit A-2 attached hereto (the "Leasehold Land"; the Fee-Owned Land and the Leasehold Land are referred to collectively herein as the "Land").

     WHEREAS, Grantor, certain lenders (collectively, the "Lenders") and Beneficiary are parties to a Loan Agreement dated as of the date hereof (said Loan Agreement, as modified and supplemented and in effect from time to time, being herein called the "Loan Agreement"; and except as otherwise herein expressly provided, all terms defined in the Loan Agreement are being used herein as defined therein), which Loan Agreement provides, among other things, for Loans to be made by the Lenders to Grantor in an aggregate principal amount not exceeding $90,000,000.00 to be evidenced by, and repayable with interest thereon in accordance with, various Notes.

     WHEREAS, it is a condition to the obligation of the Lenders to extend credit to Grantor pursuant to the Loan Agreement that Grantor execute and deliver this Deed of Trust as the "Mortgage" defined in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Deed of Trust by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged,

     To secure the payment of an indebtedness in the principal sum of NINETY MILLION AND NO/100 DOLLARS ($90,000,000.00), lawful money of the United States of America, or so much thereof as shall be advanced pursuant to the Loan Agreement and remain outstanding, to be paid with interest (including, without limitation, any Additional Interest under any Hedge Agreement to the extent provided in the Loan Agreement) according to the Notes, and the payment and performance of all other Obligations (defined below) of Grantor hereunder, Grantor has mortgaged, given, granted, bargained, sold, alienated, conveyed, confirmed, pledged, assigned and hypothecated and by these presents do mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate unto Trustee, and Trustee's successors and assigns, in trust, with power of sale and right of entry and possession, all right, title, interest and estate of Grantor, now owned, or hereafter acquired, in and to the following property, rights and interests (such property, rights and interests being collectively referred to herein as the "Mortgaged Property"), subject only to the Permitted Encumbrances (as defined below):

     (a) the Land;

     (b) all right, title and interest of Grantor in, to, under or derived from or related to the Ground Lease;

     (c) any and all buildings, constructions and improvements now or hereafter erected or located in or on the Land or any portion thereof, including all Equipment (defined below) and other articles now or hereafter attached or affixed thereto or located thereon and owned or ground leased by Grantor, together with all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof (collectively, the "Improvements"), all of which shall be deemed and construed to be part of the realty;


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     (d) all easements, streets, rights-of-way, strips and gores of land, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property (including any and all development rights, air rights, signage rights, rights under trackage agreements, mineral, mining, oil and gas rights and rights to produce or share in the production of anything related thereto and similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Premises (defined below) or now or hereafter transferred to the Premises) and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy property, possessions, claims and demands whatsoever, both at law and in equity, of Grantor of, in and to the Mortgaged Property, and every part and parcel thereof, with the appurtenances thereto (collectively, the "Appurtenances"; the Land, the Improvements and the Appurtenances being referred to herein, collectively, as the "Premises");

     (e) all machinery, apparatus, equipment, fittings, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned or leased by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Mortgaged Property, or appurtenant thereto, or useable in connection with the present or future operation and occupancy of the Mortgaged Property and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Mortgaged Property, including all such items that do not constitute personal property under the laws of the State of California (herein collectively referred to as the "Equipment"), and the right, title and interest of Grantor in and to any of the Equipment that may be subject to any security agreements (as defined in the Uniform Commercial Code of the State of California (the "Uniform Commercial Code"), superior or inferior or pari passu in lien to the lien of this Deed of Trust;

     (f) all awards or payments, including interest thereon, and the right to receive the same, which may heretofore or hereafter be made with respect to the whole or part of the Mortgaged Property, whether from the exercise of the right of eminent domain (including any proceeding or transfer in lieu of or in anticipation of the exercise of such right), or for any other injury to or decrease in the value of the Mortgaged Property, including any award resulting from a change of any streets (whether as to grade, access or otherwise) and any award for severance damages;

     (g) all tax refunds, including interest thereon, and the right to receive the same, which may be payable or available with respect to the Mortgaged Property;

     (h) all leasehold estates, leases, ground leases, subleases, licenses, concessionaire agreements, bailments or other agreements affecting the use, enjoyment or occupancy of the Mortgaged Property or any portion thereof now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of Title 11 of the United States Code (the "Bankruptcy Code") or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Mortgaged Property (a "Tenant")) and all extensions, amendments and modifications thereto heretofore or hereafter entered into (collectively, the "Leases"), and all right, title and interest of Grantor thereunder, including all guaranties thereof;

     (i) all rents, issues, profits, royalties, use and occupancy charges (including all oil and gas or other mineral royalties and bonuses), income and other benefits now or hereafter derived from any portion of the Mortgaged Property or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any Tenant of any portion of the Mortgaged Property and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto (collectively, the "Rents");

     (j) all proceeds of any insurance policies that may now or hereafter cover the Mortgaged Property, to the extent payable with respect to the Mortgaged Property, including the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Mortgaged Property;

     (k) all right, title and interest of Grantor in, to and under all plans, specifications, maps, surveys, studies, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, development, construction upon, occupancy, leasing, sale or operation of the Mortgaged Property;

     (l) all the fixtures and, to the extent the same constitutes an interest in real property, all of the property described in Exhibit B attached hereto, now owned or hereafter acquired by Grantor, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof (collectively, the "Fixtures") ; and, if the lien and security interest of this Deed of Trust is subject to any security interest in such property, all right, title and interest of Grantor now owned or hereafter arising in and to any and all such property is hereby assigned to Trustee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of Grantor;

     (m) all right, title and interest now owned or hereafter acquired by Grantor in and to all options to purchase or ground lease the Mortgaged Property or any portion thereof or interest therein, and in and to any greater estate in the Premises or any other Mortgaged Property; and

     (n) the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property, and to commence any action or proceeding to protect the interest of Trustee, Beneficiary and the Lenders in the Mortgaged Property; and


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

     (o) all proceeds, products, substitutions, and accessions of the foregoing of every type.

     As used herein, "Permitted Encumbrances" means (i) the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Deed of Trust,
(ii) the liens and security interests in favor of Beneficiary created by the Loan Documents, (iii) liens, if any, for taxes not yet due and payable or delinquent, (iv) inchoate mechanics' liens in respect of property or assets imposed by law which were incurred in the ordinary course of business and relating to work for which payment is not yet due and payable or delinquent, (v) Approved Leases, and (vi) such easements or other matters as Beneficiary has approved in writing or may expressly approve in writing in Beneficiary's sole discretion, none of which (in the case of each of the foregoing clauses (i) through (vi)), individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affects the value of the Mortgaged Property, impairs the use or operations of the Mortgaged Property or impairs Grantor's ability to pay its obligations in a timely manner.

     TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR HEREBY COVENANTS AND AGREES WITH BENEFICIARY AND THE LENDERS AS FOLLOWS:


                                    ARTICLE 1

                                   OBLIGATIONS
                                   -----------

     Section 1.01 Obligations. This Deed of Trust is executed, acknowledged and delivered by Grantor to secure and enforce the following obligations (collectively, the "Obligations"), subject to the limitations set forth in
Section 1.02 hereof:

          (a) Payment of the entire unpaid principal amount of the Notes, together with all interest (including, without limitation, any Additional Interest) accrued and unpaid thereon, and all other amounts that may or shall become due and owing under this Deed of Trust, the Notes, the Loan Agreement, the Hedge Agreement (but only if entered into with the Administrative Agent or any Affiliate thereof pursuant to the terms of the Loan Agreement) and payment of all of Grantor's obligations under the other Loan Documents, including all sums advanced pursuant to the terms of this Deed of Trust to protect and preserve the Mortgaged Property and the lien and security interest hereby created therein at the time and in the manner provided therein for such payment;

          (b) Full and prompt performance of every obligation, covenant and agreement of Grantor arising under or in connection with this Deed of Trust, the Notes, the Loan Agreement and all other Loan Documents at the time and in the manner provided therein for such performance;

          (c) Payment of all other indebtedness and liabilities and performance of all other obligations of Grantor to Trustee, Beneficiary and the Lenders arising pursuant to or in connection with this Deed of Trust or any other Loan Document (including without limitation any Hedge Agreement, but only if entered into with the Administrative Agent or any Affiliate thereof pursuant to the terms of the Loan Agreement); and

          (d) All renewals, extensions, amendments, modifications, consolidations and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (c) above.

Notwithstanding any provision of any Loan Documents, this Deed of Trust does not and shall not secure any obligations of the Guarantor under the Guaranty.


                                    ARTICLE 2

                 PARTICULAR COVENANTS AND AGREEMENTS OF GRANTOR
                 ----------------------------------------------

     Section 2.01 Payment of Secured Obligations. Grantor shall pay and perform the Obligations in full in accordance with the terms of the Notes, the Loan Agreement and the other Loan Documents.

     Section 2.02 Title, etc.

          (a) Grantor represents and warrants that (i) Grantor is lawfully seised and possessed of good, marketable and insurable fee simple title to the Fee-Owned Land, good, marketable and insurable leasehold title to the Leasehold Land, and good sufficient and legal title to all other portions of the Mortgaged Property, in each case subject to no Liens other than Permitted Encumbrances and (ii) it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Trustee the Mortgaged Property as hereinabove provided.

          (b) Grantor shall, at Grantor's sole cost and expense, preserve Grantor's title to the Mortgaged Property and the validity, enforceability and first priority of the lien of this Deed of Trust (subject to the Permitted Encumbrances) and shall forever warrant and defend the same to Trustee and Beneficiary against the claims of each and every Person claiming or threatening to claim the same or any part thereof.

          (c) If the lien or security interest created by this Deed of Trust, or the validity, enforceability or priority thereof or of this Deed of Trust, or if title or any of the rights of Grantor, Trustee, Beneficiary or any Lender in or to the Mortgaged Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Grantor, Trustee or Beneficiary with respect thereto, Grantor will promptly notify Beneficiary thereof and will diligently take such action as may be required to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and (subject to Beneficiary's approval, not to be unreasonably withheld or delayed) the release or discharge of any and all adverse claims. Beneficiary shall have the right to appear in and defend any such actions or proceedings (whether or not originally named as a party to such actions or proceedings) and is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper, in the name and on behalf of Grantor, for the defense of any such action or proceeding or the protection of the lien, security interest, validity, enforceability or priority of this Deed of Trust or of such title or rights, including the employment of counsel, the institution, prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior liens and security interests.

     Section 2.03 Further Assurances; Filing; Re Filing; etc.

          (a) Grantor shall execute, acknowledge and deliver, from time to time, such further instruments as may be necessary, or that Trustee or Beneficiary may reasonably require to accomplish the purposes of this Deed of Trust.

          (b) Grantor, immediately upon the execution and delivery of this Deed of Trust, and thereafter from time to time, shall cause this Deed of Trust, any security agreement or mortgage supplemental hereto and each instrument of further assurance to be executed, acknowledged, filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by Trustee or Beneficiary or by any present or future law in order to publish notice of and perfect the lien and estate of this Deed of Trust upon, and security interest in, the Mortgaged Property.

          (c) Grantor shall pay all filing, registration and recording fees, all refiling, re registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Deed of Trust, any security agreement or mortgage supplemental hereto and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes, mortgage taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing and recording of the Notes, this Deed of Trust, the Loan Agreement or any of the other Loan Documents, any security agreement or mortgage supplemental hereto or any instruments of further assurance.

     Section 2.04 Liens. Grantor shall not create or suffer to be created any Lien upon the Mortgaged Property prior to, on a parity with, or subordinate to the lien of this Deed of Trust, or permit any transfers in violation of Section
9.1 of the Loan Agreement, other than the Permitted Encumbrances.

     Section 2.05 Insurance. Grantor shall cause the Mortgaged Property to be insured in the manner and to the extent required by Section 3.1 of the Loan Agreement.

     Section 2.06 Impositions. Grantor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Impositions in accordance with Section 9.2 of the Loan Agreement, including Grantor's right to contest the same in accordance with Section 9.2, as well as all other taxes, assessments, water and sewer rates, utility charges and all other governmental or nongovernmental charges or levies now or hereafter assessed or levied against any part of the Mortgaged Property (including, without limitation, nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property) or upon the lien or estate of Trustee or Beneficiary therein, as well as all claims for labor, materials or supplies that, if unpaid, might by law become a prior lien thereon (collectively, the "Impositions"), and within ten (10) Business Days after request by Beneficiary will exhibit receipts showing payment of any of the foregoing; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Grantor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty or cost attaches thereto.

     Section 2.07 Maintenance of the Improvements and Equipment. Grantor shall
(i) not permit the Improvements or Fixtures to be removed or demolished (provided, however, that, subject to the provisions of Section 9.4 of the Loan Agreement, Grantor may remove or alter such Improvements and Equipment as Grantor may deem appropriate in the good faith exercise of Grantor's reasonable business judgment, provided that such removal or alteration does not materially and adversely affect the value of the Mortgaged Property or materially detract from the operation of Grantor's business); (ii) maintain the Mortgaged Property in good repair, working order and condition; and (iii) restore and repair the Improvements and Equipment or any part thereof now or hereafter affected by any casualty event or taking in accordance with the Loan Agreement.

     Section 2.08 Compliance With Laws. Grantor covenants and agrees to (i) comply with all applicable laws, including, without limitation, Environmental Laws, in accordance with Article 5 of the Loan Agreement and the Environment Indemnity and (ii) indemnify and hold Trustee, Beneficiary and the Lenders harmless from and against any and all losses, liabilities, claims, damages or expenses arising from Grantor's failure to so comply with applicable laws, including, without limitation, Environmental Laws, in accordance with the Loan Agreement and the Environmental Indemnity.

     Section 2.09 Limitations of Use. Except for new leases or lease amendments entered into in accordance with the Loan Agreement, Grantor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Premises or any part thereof without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed. Grantor shall comply with the provisions of all governmental approvals and all licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgaged Property.

     Section 2.10 Actions to Protect Mortgaged Property. If Grantor shall fail beyond any applicable notice and/or grace period to (i) effect the insurance required by Section 2.05 hereof, (ii) make the payments required by Section 2.06 hereof or (iii) perform or observe any of its other covenants or agreements hereunder, Beneficiary may, without obligation to do so, and upon notice to Grantor (except in an emergency) effect or pay the same; provided, however, that any such payment by Beneficiary shall not affect whether such failure by the Grantor constitutes an Event of Default (as hereinafter defined). To the maximum extent permitted by law, all sums, including reasonable attorneys' fees and disbursements, so expended or expended to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Obligations, shall be a lien on the Mortgaged Property, and shall be deemed to be added to the Obligations secured hereby, and shall be paid by Grantor within ten (10) days after demand therefor, together with interest thereon at the Default Rate. For such purpose, Grantor expressly grants to Beneficiary, in addition to, and without prejudice to, any other rights and remedies hereunder, (1) the right to enter upon (and, in Beneficiary's discretion, to take possession of) the Mortgaged Property to such extent and as often as it may deem necessary or desirable to prevent or remedy any such default or to take any such action, and (2) the right to appear in, defend or bring any action or proceeding to protect Trustee's, Beneficiary's and the Lenders' interests in the Mortgaged Property or, during the continuance of an Event of Default, to cause Trustee to execute the power of sale, or foreclose, under this Deed of Trust or collect the Obligations, and Grantor hereby irrevocably appoints and constitutes Beneficiary as Grantor's lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purposes and the taking of all acts incidental thereto. No such advance, performance or action or proceeding shall be deemed to have cured such Event of Default with respect thereto. In any action or proceeding to foreclose this Deed of Trust or recover or collect the Obligations, Beneficiary and the Lenders shall be entitled to recover the reasonable costs, expenses and attorneys' fees and disbursements incurred in foreclosing or attempting to collect upon the Obligations, which costs, expenses and attorneys' fees, to the extent permitted by any applicable law, shall also be secured by this Deed of Trust.

     Section 2.11 Insurance and Condemnation Proceeds. Grantor assigns to Beneficiary on behalf of the Lenders, (i) all awards or payments, including interest thereon, and the right to receive the same, which may heretofore or hereafter be made with respect to the whole or part of the Mortgaged Property, whether from the exercise of the right of eminent domain (including any proceeding or transfer in lieu of or in anticipation of the exercise of such right), or for any other injury to or decrease in the value of the Mortgaged Property, including any award resulting from a change of any streets (whether as to grade, access or otherwise) and any award for severance damages and (ii) all proceeds of any insurance policies that may now or hereafter cover the Mortgaged Property, to the extent payable with respect to the Mortgaged Property, including the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Mortgaged Property. Any insurance proceeds or condemnation awards shall be held and applied by Beneficiary in accordance with Article 3 of the Loan Agreement.

     Section 2.12 Lien Laws. Grantor will indemnify and hold Trustee, Beneficiary and the Lenders harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Grantor of any applicable lien law.

     Section 2.13 Inspections. Grantor shall permit Trustee, Beneficiary and each Lender, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Beneficiary may require pursuant to the Environmental Indemnity; provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

     Section 2.14 Reserved.


                                    ARTICLE 3

                       ASSIGNMENT OF LEASES AND RENTS(1)
                       ---------------------------------

     Section 3.01 Assignment of Rents, Issues and Profits. Grantor acknowledges and confirms that it has executed and delivered to Beneficiary (on behalf of the Lenders) an Assignment of Leases and Rents of even date herewith (the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Beneficiary of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Grantor hereby assigns to Beneficiary (on behalf of the Lenders), as further security for the secured indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Beneficiary shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Article 5 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Deed of Trust and the absolute assignment of the Rents and the Leases in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.


                                    ARTICLE 4

                       SECURITY AGREEMENT; FIXTURE FILING
                       ----------------------------------

     Section 4.01 Creation of Security Interest. This Deed of Trust constitutes both a real property mortgage and a "security agreement", within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of Grantor in the Mortgaged Property whether now or hereafter existing. Grantor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Obligations, a security interest in (a) the Mortgaged Property, and (b) the personal property identified on Exhibit B attached hereto, whether now or hereafter existing, in each case to the fullest extent that the same may be subject to the Uniform Commercial Code (all of such personal property so subject to the Uniform Commercial Code, the "Personal Property Collateral"). If an Event of Default shall exist, (i) Beneficiary, in addition to any other rights and remedies that it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including the right to take possession of the Personal Property Collateral, or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Personal Property Collateral and (ii) upon request or demand of Beneficiary, Grantor shall, at Grantor's sole expense, assemble the Personal Property Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys' fees, costs and disbursements, incurred or paid by Beneficiary in protecting its interest in the Personal Property Collateral and in enforcing its rights hereunder with respect to the Personal Property Collateral. Any notice of sale, disposition or other intended action by

Beneficiary with respect to the Personal Property Collateral sent to Grantor in accordance with the provisions of this Deed of Trust at least ten (10) Business Days prior to such sale, disposition or other action, shall constitute reasonable notice to Grantor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to by Grantor within three (3) Business Days after such notice. The proceeds of any sale or disposition of the Personal Property Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Obligations in such priority and proportions as Beneficiary in its discretion shall deem proper.

     Section 4.02 Continuation Statements; Amendments. Grantor hereby authorizes Beneficiary to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Personal Property Collateral without the signature of Grantor where permitted by Applicable Law.

     Section 4.03 Fixture Filing. This Deed of Trust shall also constitute a "fixture filing" filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located for the purposes of the Uniform Commercial Code against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

                                    ARTICLE 5

                               DEFAULTS; REMEDIES
                               ------------------

     Section 5.01 Events of Default. If any Event of Default (herein, an "Event of Default") under the Loan Agreement shall occur and be continuing then, as more particularly provided in the Loan Agreement, the unpaid principal of and accrued interest on the Notes and all other Obligations under the Loan Agreement may be declared, or may become, due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Loan Agreement.

     Section 5.02 Remedies. If an Event of Default shall have occurred and be continuing, this Deed of Trust may, to the maximum extent permitted by law, be enforced, and Beneficiary may exercise any right, power or remedy permitted to it hereunder, under the Loan Agreement or under any of the other Loan Documents or by law, and, without limiting the generality of the foregoing, Beneficiary may, personally or by its agents, exercise any or all of the following rights to the maximum extent permitted by law:

          (a) Subject to any applicable provisions of the Notes, the Loan Agreement, the Hedge Agreement and the other Loan Documents, Beneficiary may declare all or any portion of the unpaid principal balance under the Notes, together with all accrued and unpaid interest (including, without limitation, any Additional Interest) thereon, and all other unpaid Obligations, to be immediately due and payable;

          (b) Beneficiary may enter into or upon the Premises, personally or by its agents, nominees or attorneys, and may dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary at its sole discretion may: (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon, in any case either in the name of Beneficiary or in such other name as Beneficiary shall deem best;
     (ii) complete any construction with respect to the Mortgaged Property in such manner and form as Beneficiary deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of Grantor with respect to the Mortgaged Property, whether in the name of Grantor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (v) apply the receipts of all such Rents to the payment of the Obligations as provided in the Loan Agreement, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the operating costs for the Mortgaged Property and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Beneficiary, its agents, nominees and attorneys.

          (c) Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by Applicable Law. Without limiting the generality of the foregoing:

               (i) In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with Applicable Law, separate and apart from the sale of real property. Any sale of any Personal Property Collateral shall be conducted in any manner permitted by Chapter 6 of Division 9 of the Uniform Commercial Code or any other applicable provision of the Uniform Commercial Code. Where the Mortgaged Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by Applicable Law.

               (ii) Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property and Personal Property Collateral in any manner permitted under Section 9604(a) of the Uniform Commercial Code; and if Beneficiary elects to proceed in the manner permitted under Section 9604(a)(1)(B) of the Uniform Commercial Code, the power of sale herein granted shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by Beneficiary, and Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property.

               (iii) Where the Mortgaged Property consists of real property and personal property, any reinstatement of the Obligations, following default and an election by Beneficiary to accelerate the maturity of the Obligations, which is made by Grantor or any other person or entity permitted to exercise the right of reinstatement under Applicable Law, shall, except to the extent otherwise provided in
          Section 9604(a)(3)(C) of the Uniform Commercial Code, not prohibit Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by Applicable Law; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement.

               (iv) Should Beneficiary elect to sell any portion of the Mortgaged Property which is real property or which is personal property or fixtures that Beneficiary has elected under Section 9604(a)(1)(B) of the Uniform Commercial Code to sell together with real property in accordance with Applicable Law governing a sale of real property, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by Applicable Law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by Applicable Law, and without the necessity of any other demand on Grantor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.

               (v) If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two (2) or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Grantor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Beneficiary desire that more than one (1) sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests and no such sale shall terminate or otherwise affect the Lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than (1) one sale, Grantor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made.

               (vi) Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts absent manifest error and any such deed or deeds shall be conclusive against all persons as to such facts recited therein absent manifest error.

          (d) Beneficiary may cause Trustee to institute proceedings for the complete or partial foreclosure of this Deed of Trust against all or any portion of the Mortgaged Property, in which case the Mortgaged Property may be sold for cash or upon credit, as an entirety or in parcels or portions.

          (e) Beneficiary may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes, the Loan Agreement or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

          (f) Beneficiary may recover judgment on the Notes, either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Deed of Trust.

          (g) Beneficiary may, as a matter of right, secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Grantor hereby consents and agrees to such appointment, without notice to Grantor and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Grantor or any other Person liable for the payment of the Obligations, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Beneficiary to receive the Rents with respect to the Mortgaged Property pursuant to this Deed of Trust.

          (h) In addition to the rights which Beneficiary may have herein, upon the occurrence and during the continuance of any Event of Default, Beneficiary, at its option, may require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Grantor and may require Grantor to vacate and surrender possession to Beneficiary of the Mortgaged Property or to such receiver and, Grantor may be evicted by summary proceedings or otherwise.

          (i) Beneficiary shall have all of the rights and remedies with respect to the Mortgaged Property and the Personal Property Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under Applicable Law, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other power of ownership pertaining to the Mortgaged Property or the Personal Property Collateral as if Beneficiary were the sole and absolute owner thereof (and Grantor agrees to take all such action as may be appropriate to give effect to such right).

          (j) Trustee, Beneficiary or the Lenders may pursue against Grantor, any other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the Loan Agreement, the Hedge Agreement or the other Loan Documents.

     Section 5.03 Application of Proceeds. The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Deed of Trust, or of any monies held by Trustee or Beneficiary hereunder, shall be applied in the following order:

          (a) First, to payment of the costs and expenses of taking possession of the Mortgaged Property, and of the costs and expenses of the sale, including but not limited to Trustee's fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Trustee;

          (b) Second, payment of all sums expended by Beneficiary under the terms of this Deed of Trust and not yet repaid, together with interest on such sums at the Default Rate;

          (c) Third, to payment of the secured indebtedness and all other Obligations secured by this Deed of Trust, including, without limitation, interest at the Default Rate provided for under the Loan Documents, any Additional Interest, and any charge expressly required to be paid under the Notes in order to prepay principal, in any order that Beneficiary chooses in its sole discretion; and

          (d) Finally, the remainder, if any, of such funds shall be disbursed to Grantor or to any other Person or Persons legally entitled thereto.

     Section 5.04 Right to Sue. To the maximum extent permitted by law, Beneficiary shall have the right from time to time to sue for any sums required to be paid by Grantor under the terms of this Deed of Trust as the same become due, without regard to whether or not the Obligations shall be, or have become, due and without prejudice to the right of Trustee to thereafter exercise its power of sale or Trustee or Beneficiary thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Event of Default existing at the time such earlier action was commenced.

     Section 5.05 Powers of Beneficiary. Beneficiary may at any time or from time to time renew or extend this Deed of Trust or (with the agreement of Grantor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations, or release any Person liable therefor as Beneficiary may determine without the consent of any junior lienor or encumbrancer, without in any manner affecting the priority of the Lien and estate of this Deed of Trust on or in any part of the Mortgaged Property, and without affecting the liability of any other Person liable for any of the Obligations.

     Section 5.06 Remedies Cumulative.

          (a) No right or remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Deed of Trust and the other Loan Documents, or under applicable law, whether now or hereafter existing; the failure of Trustee or Beneficiary to insist at any time upon the strict observance or performance of any of the provisions of this Deed of Trust or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

          (b) To the maximum extent permitted by law, Trustee and Beneficiary shall be entitled to enforce payment and performance of any of the Obligations and to exercise all rights and powers under this Deed of Trust or under any Loan Document or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustees' or Beneficiary's right to realize upon or enforce any other security now or hereafter held by Beneficiary, it being stipulated that Beneficiary shall be entitled to enforce this Deed of Trust, any of the Security Documents and any other security now or hereafter held by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may determine; every power or remedy given by the Loan Agreement, this Deed of Trust or any of the other Loan Documents to Trustee or Beneficiary, or to which Trustee or Beneficiary is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary, and Beneficiary may pursue inconsistent remedies.

     Section 5.07 General Provisions.

          (a) Effect of Judgment. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon any other property of Grantor shall adversely affect in any manner or to any extent the Lien of this Deed of Trust upon the Mortgaged Property, or any rights, powers or remedies of Trustee or Beneficiary hereunder. Such Lien, rights, powers and remedies of Trustee and Beneficiary shall continue unimpaired as before.

          (b) Continuing Power of Sale. The power of sale conferred upon Trustee in this Deed of Trust shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property or the Personal Property Collateral remaining unsold, but shall continue unimpaired, to the fullest extent permitted by law, until all of the Obligations are paid in full.

          (c) Right to Purchase. At any sale of the Mortgaged Property or the Personal Property Collateral or any portion thereof pursuant to the provisions of this Deed of Trust, Beneficiary shall have the right to purchase the Mortgaged Property (or such portion thereof) being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the Obligations.

          (d) Adjournment of Sale. Trustee may postpone or adjourn from time to time any sale of all or any part of the Mortgaged Property by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so postponed or adjourned, as the case may be.

          (e) Right to Terminate Proceedings. Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Article 5 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary or any Lender.

          (f) No Waiver or Release. Beneficiary may resort to any remedies and the security given by the Loan Documents, in whole or in part, and in such portions and in such order as determined in Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Loan Documents. The failure of Beneficiary to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of an Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor, or Grantor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Beneficiary to Grantor or any other Person, shall operate to release or in any manner affect the interest of Trustee or Beneficiary in any remaining portion of the Mortgaged Property or the liability of Grantor to pay and perform the Obligations, except to the extent that such liability shall be reduced by net proceeds actually received by Beneficiary with respect to any portion of the Mortgaged Property. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated.

          (g) No Impairment; No Release. The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including
     (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Obligations; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any waiver, release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

          (h) Waivers and Agreements Regarding Remedies. To the fullest extent Grantor may legally do so, Grantor, for itself and for all persons hereunder claiming through or under it or who may at any time acquire a lien on all or any part of the Mortgaged Property or any interest therein:

               (i) agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any laws now or hereafter in force providing for any appraisal or appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisal or appraisement, stay of execution, extension and notice of election to accelerate or declare due the whole or any portion of the Obligations;

               (ii) waives all rights to a marshaling of the assets of Grantor and others with interests in Grantor, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the Loan Documents to a sale of the Mortgaged Property for the collection of the Obligations without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the net proceeds from the Mortgaged Property in preference to every other claimant whatsoever;

               (iii) waives any right to bring or utilize any defense, counterclaim or setoff; provided, however, that if such counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damage (unless such claim is required by law or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Beneficiary), but such separate action shall not thereafter be consolidated with any foreclosure action of Beneficiary; and provided further that the bringing of such separate action for money damages shall not be deemed to afford any grounds for staying any such foreclosure action;

               (iv) waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any laws pertaining to the rights and remedies of sureties; and

               (v) waives any right which it may have to require the Mortgaged Property (or any part thereof) to be sold as one or more units.

               (vi) Subrogation. If all or any portion of the proceeds of the Notes or any disbursement shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior Lien upon the Mortgaged Property or any portion thereof, then Beneficiary shall be subrogated to, and shall have the benefit of the priority of, such other Lien and any additional security held by the holder thereof.

     Section 5.08 No Mortgagee-in-Possession. None of the enforcement of any of the remedies under this Article 5, the assignment of the Leases and Rents under
Article 3, the security interests under Article 4, nor any other remedies afforded to Beneficiary and/or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary, Trustee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, Trustee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

     Section 5.09 Prepayment Charge. If this Deed of Trust or any obligation secured hereby provides for any charge for prepayment of any indebtedness secured hereby, Grantor agrees to pay said charge if for any reason any of said indebtedness shall be paid prior to the stated maturity date thereof, even if and notwithstanding that an Event of Default shall have occurred and Beneficiary, by reason thereof, shall have declared said indebtedness or all sums secured hereby immediately due and payable, and whether or not said payment is made prior to or at any sale held under or by virtue of this Article 5.

                                    ARTICLE 6

                               CONCERNING TRUSTEE
                               ------------------

     Section 6.01 Acceptance. Trustee accepts the trust created under this Deed of Trust and covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation in lieu thereof for any services rendered by it in accordance with the terms hereof.

     Section 6.02 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by such Trustee hereunder, believed by such Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by such Trustee in the performance of his duties. Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by such Trustee in the performance of such Trustee's duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct hereunder. Grantor's obligations under this Section 6.02 shall not be reduced or impaired by principles of comparative or contributory negligence.

     Section 6.03 Resignation. Trustee may resign at any time upon giving thirty
(30) days' notice in writing to Beneficiary and Grantor, but shall continue to act as trustee until its successor shall have been qualified and appointed pursuant to Section 6.04.

     Section 6.04 Successor Trustees. Beneficiary, without cause, may remove Trustee at any time and select a successor or substitute Trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reason therefore and without applying to any court, select and appoint a successor or substitute Trustee; and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor or substitute. Such successor or substitute Trustee shall not be required to give a bond for the faithful performance of its duties unless required to do so by Beneficiary. Each such appointment and substitution shall be by written instrument executed by Beneficiary containing reference to this Deed of Trust sufficient to identify it, which, when recorded in the Official Records of the County Recorder of the county where the Mortgaged Property is located, or in any other manner permitted by law, shall be conclusive proof of proper appointment of the successor or substitute trustee. The recital or statements in any instrument executed by Trustee, in pursuance of any of said trusts of the due authorization of any agent of Trustee executing the same shall for all purposes be conclusive proof of such authorization. In the event any foreclosure advertisement is running or has run at the time of such appointment of a successor or substitute Trustee, the successor or substitute Trustee may consummate the advertised sale without the necessity of republishing such advertisement. The making of oath or giving of bond by Trustee or any successor or substitute Trustee is expressly waived.

     Section 6.05 Perfection of Appointment. Grantor forthwith upon request, at any and all times hereafter, at the expense of Grantor, will cause to be made, executed, acknowledged and delivered to Trustee, any and every deed or assurance in law which Trustee or counsel of Trustee shall reasonably require for the more sure, effectual and satisfactory granting and confirming of said property unto Trustee.

     Section 6.06 Enforcement; Court Actions. Trustee shall not be required to take any action toward the execution and enforcement of this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in the opinion of Trustee such action will be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all costs, expenses and liabilities arising therefrom.


                                    ARTICLE 7

                                  MISCELLANEOUS
                                  -------------

     Section 7.01 Release of Deed of Trust. Upon the termination of the Commitments under and as defined in the Loan Agreement and the payment in full of the Obligations, Beneficiary shall request Trustee to reconvey the Lien of this Deed of Trust and upon payment of its fees and all other sums owing to it under this Deed of Trust, Trustee will reconvey the Mortgaged Property without warranty to the person or persons legally entitled to it. Such person or persons must pay all costs of recordation. The recitals in the reconveyance of any facts will be conclusive on all persons. The grantee in the reconveyance may be described as "the person or persons legally entitled thereto."

     Section 7.02 Notices. (a) All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (b) three (3) Business Days after being sent by postage pre-paid registered or certified mail, return receipt requested, (c) one
(1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt), or (d) with a simultaneous delivery by one of the means in (a), (b) or (c) by facsimile, when sent, with confirmation and a copy sent by first class mail, in each case addressed to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Unless otherwise expressly provided herein, Grantor shall only be required to send notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications to Beneficiary on behalf of all of the Lenders

          (a) Notices and other communications to Beneficiary hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by Beneficiary. Beneficiary or Grantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     Address for Notices:

                          If to Grantor:
                          Puente Hills Mall, LLC
                          c/o Glimcher Realty Trust
                          180 E. Broad Street, 21st Floor
                          Columbus, Ohio 43215
                          Attention:  General Counsel
                          Telecopy No.: (614) 621-8863

                          With copies to:

                          Squire, Sanders & Dempsey L.L.P.
                          1300 Huntington Center
                          41 High Street
                          Columbus, Ohio 43215
                          Attention:  Richard W. Rubenstein, Esq.
                          Telecopy No.: (614) 365-2499
                          and

                          WTM, LLC
                          c/o Storm Management, Inc.
                          23223 Normandy Avenue
                          Torrance, California 90501
                          Attention: Tom Gervatch

                          If to Beneficiary:

                          Eurohypo AG, New York Branch
                          1114 Avenue of the Americas
                          New York, New York  10036
                          Attention: Legal Director
                          Telecopier No.:  (866) 267-7680

                          With copies to:

                          Eurohypo AG, New York Branch
                          1114 Avenue of the Americas
                          New York, New York  10036
                          Attention:  Head of Portfolio Operations
                          Telecopier No.:  (866) 267-7680

                                   - and -

                          Sidley Austin LLP
                          One South Dearborn Street
                          Chicago, Illinois 60603
                          Attention:  Dennis M. Coghlan, Esq.
                          Telecopier No.:  (312) 853-7036

     Section 7.03 No Waiver. Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of this Deed of Trust or the other Loan Documents shall not be deemed to be a waiver of same, and Trustee and Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

     Section 7.04 Amendments; etc. This Deed of Trust cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by Grantor and Beneficiary and, to the extent provided in the Loan Agreement, the consent of the Lenders. For purposes hereof, a statement by Beneficiary in any modification or supplement to this Deed of Trust to the effect that such modification or supplement has been consented to by the Lenders as provided in the Loan Agreement shall be conclusive evidence of such consent and it shall not be necessary for a copy of such consent to be recorded with such modification or supplement as a condition to such modification or supplement being recorded in the appropriate real estate records. Without affecting Grantor's liability for the payment of any of the indebtedness secured by this Deed of Trust, Beneficiary may from time to time and without notice to Grantor (a) release any person liable for the payment of that indebtedness, (b) extend or modify the terms of payment of that indebtedness, (c) accept additional real or personal property of any kind as security, or alter, substitute or release any property securing that indebtedness, or (d) cause Trustee to consent to the making of any map or plat of the Mortgaged Property, or to reconvey any part of the Mortgaged Property, or to join in granting any easement or creating any restriction on the Mortgaged Property, or to join in any subordination or other agreement affecting this Deed of Trust.

     Section 7.05 Successors and Assigns. This Deed of Trust applies to, inures to the benefit of and binds Grantor and Beneficiary and their respective successors and assigns, as permitted under the Loan Agreement, and shall run with the Premises.

     Section 7.06 Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of reference and are not a part of this Deed of Trust.

     Section 7.07 Severability. If any term or provision of this Deed of Trust or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Deed of Trust shall be valid and enforceable to the maximum extent permitted by law. If any portion of the Obligations shall for any reason not be secured by a valid and enforceable lien upon any part of the Mortgaged Property, then any payments made in respect of the Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Deed of Trust (except to the extent otherwise required by applicable law) be deemed to be made (i) first, in respect of the portion of the Obligations not secured by the lien of this Deed of Trust,
(ii) second, in respect of the portion of the Obligations secured by the lien of this Deed of Trust, but which lien is on less than all of the Mortgaged Property, and (iii) last, to the portion of the Obligations secured by the lien of this Deed of Trust, and which lien is on all of the Mortgaged Property.

     Section 7.08 Usury Savings Clause. It is the intention of Grantor, Beneficiary, the Lenders and Trustee to conform strictly to the usury and similar laws relating to interest payable on loans from time to time in force, and all agreements between Grantor, Beneficiary, the Lenders and Trustee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated by or deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the Obligations, exceed the maximum amount (the "Maximum Rate") permissible under Applicable Law. If under any circumstances whatsoever fulfillment of any provision hereof, of the Loan Agreement or of the other Loan Documents, at the time performance of such provisions shall be due, shall involve exceeding the Maximum Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate. For purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Obligations evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such Obligations is uniform through the term hereof. If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Rate, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under the Loan Agreement and shall be so applied in accordance with the provisions of the Loan Agreement or if such excessive interest exceeds the Outstanding amount of the Loans and any other Obligations, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Grantor.

     Section 7.09 CERTAIN ACKNOWLEDGMENTS AND WAIVERS. GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) WAIVES THE POWER GIVEN HEREIN TO TRUSTEE TO CONDUCT, AND BENEFICIARY TO CAUSE TRUSTEE TO CONDUCT, A JUDICIAL FORECLOSURE OR TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY THE GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OF BENEFICIARY'S INTENTION TO ACCELERATE OR NOTICE OF ACCELERATION) OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED OF TRUST OR BY APPLICABLE LAW, (B) WAIVES, IN CONNECTION WITH ANY SALE, FORECLOSURE OR OTHER ACTION BROUGHT BY TRUSTEE TO ENFORCE ITS RIGHTS AND REMEDIES UNDER THIS DEED OF TRUST, ANY AND EVERY RIGHT GRANTOR MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT GRANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST BENEFICIARY OR THE LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

     Section 7.10 GOVERNING LAW.

          (a) THIS DEED OF TRUST WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BENEFICIARY AND LENDERS AND ACCEPTED BY GRANTOR IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN

     ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PREMISES IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF GRANTOR, BENEFICIARY AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED OF TRUST, AND THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BENEFICIARY, ANY LENDER OR GRANTOR ARISING OUT OF OR RELATING TO THIS DEED OF TRUST MAY AT BENEFICIARY'S OPTION (WHICH DECISION SHALL BE MADE BY THE MAJORITY LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (EXCEPT ANY FORECLOSURE PROCEEDINGS AND ANCILLARY PROCEEDINGS RELATED TO THE PREMISES SHALL TAKE PLACE IN THE STATE WHERE THE PREMISES ARE LOCATED) AND GRANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GRANTOR DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 2711 CENTERVILLE ROAD, WILMINGTON, NEW CASTLE COUNTY, DELAWARE 19808, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GRANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY

     RESPECT EFFECTIVE SERVICE OF PROCESS UPON GRANTOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GRANTOR (A) SHALL GIVE PROMPT NOTICE TO BENEFICIARY OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Nothing in this Section 7.10 shall affect the right of Beneficiary or any Lender to serve legal process in any other manner permitted by law or affect the right of Beneficiary or any Lender to bring any suit, action or proceeding against Grantor or the property of Grantor in the courts of any other jurisdiction.

     Section 7.11 WAIVER OF JURY TRIAL. GRANTOR, BENEFICIARY AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS DEED OF TRUST OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS DEED OF TRUST, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS DEED OF TRUST WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE BENEFICIARY AND EACH LENDER TO ENTER THIS DEED OF TRUST.

     Section 7.12 Attorney-In-Fact. Grantor hereby irrevocably appoints Beneficiary (on behalf of the Lenders) and its successors and assigns, as its attorney in fact, which appointment is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary,
(b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure or upon any Trustee's sale, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personal Property Collateral, Fixtures, and Management Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the collateral, and
(d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however: (i) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Beneficiary in such performance shall be added to and included in the indebtedness secured by this Deed of Trust and shall bear interest at the

Default Rate; (iii) Beneficiary as such attorney in fact shall only be accountable for such funds as are actually received by Beneficiary; and (iv) neither Beneficiary nor any Lender shall be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.13. Grantor requests that a copy of any notice of default and notice of sale required by law be mailed to it at its address set forth in Section 7.02 above.

                                    ARTICLE 8

                            SPECIAL STATE PROVISIONS
                            ------------------------

     Section 8.01 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 8 and the terms and conditions of this Deed of Trust, the terms and conditions of this Article 8 shall control and be binding.

     Section 8.02 Additional Remedies Provision. Upon the occurrence and continuance of an Event of Default, Grantor hereby authorizes and empowers Beneficiary in its sole discretion, without any notice or demand and without affecting the lien and charge of this Deed of Trust, to exercise any right or remedy which Beneficiary may have available to it, including, but not limited to, judicial foreclosure, exercise of rights of power of sale without judicial action as to any collateral security for the Obligations, whether real, personal or intangible property. Upon the occurrence and continuance of an Event of Default, Grantor expressly waives any defense or benefits that may be available under California Code of Civil Procedure ss.580 and in its subdivisions, ss.726, as well as all suretyship defenses that Grantor may have under California law and the laws of any other state. Without limiting the foregoing, Grantor specifically agrees that any action maintained by Beneficiary for the appointment of any receiver, trustee or custodian to collect rents, issues or profits or to obtain possession of the Mortgaged Property shall not constitute an "action" within the meaning of ss.726 of the California Code of Civil Procedure.

     Section 8.03 Additional Waivers. The following is added to the end of
Section 5.07:

     (j) Additional Waivers. Upon the occurrence and continuance of an Event of Default, Grantor hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Deed of Trust or the Loan Agreement) and waives any right to require Beneficiary to enforce any remedy against any guarantor, endorser or other person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. Upon the occurrence and continuance of an Event of Default, Grantor waives any right to require Beneficiary to: (i) proceed or exhaust any collateral security given or held by Beneficiary in connection with the Obligations; (ii) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Obligations or guaranty of the Obligations (except as required by Applicable Law); or (iii) pursue any other remedy in Beneficiary's power whatsoever.

     Section 8.04 Future Advances. This Deed of Trust shall secure any and all future advances of the proceeds of the Loans made to Borrower by Lenders pursuant to the terms of the Loan Agreement. At no time during the term of this Deed of Trust or any extension thereof shall the unpaid and outstanding secured principal future advances, not including sums advanced by Lenders to protect the security of this Deed of Trust, exceed $90,000,000.00. This provision shall not constitute an obligation upon or commitment of Lenders to make additional advances or loans to Borrower except as expressly provided in the Loan Agreement.

                                    ARTICLE 9

                             GROUND LEASE PROVISIONS
                             -----------------------

     Section 9.01 Ground Lease. With respect to the Ground Lease, Grantor agrees as follows:

          (a) Grantor shall perform all obligations of the tenant under the Ground Lease and under any statute, ordinance, rule or regulation relating to the Ground Lease, and shall not cause or permit any breach thereof, and shall enforce the obligations of the landlord under the Ground Lease to the end that Grantor may enjoy all the rights granted under the Ground Lease. If Grantor shall default under the Ground Lease, or if Beneficiary shall receive notice of any default under the Ground Lease, Beneficiary may, at its option but without any obligation to do so, take any action necessary or desirable to cure any such default, Beneficiary being authorized to enter upon that portion of the real property subject to the Ground Lease (the "Ground Lease Property") and the remainder of the Land for such purposes with or without notice and without becoming a mortgagee in possession. Grantor shall pay to Beneficiary all costs of Beneficiary incurred in curing any such default, together with interest on such costs from the date of expenditure until said sums have been paid, at the Default Rate.

          (b) Grantor shall promptly (and in any event within five (5) Business
     Days) after the same is received or sent by the applicable Loan Party) deliver to Beneficiary copies of any written notice of default under the Ground Lease that is received, or sent, by Grantor.

          (c) Grantor acknowledges and agrees that there shall, without the written consent of Beneficiary, be no merger of the Ground Lease nor of the leasehold estate or other estate created thereby, with the fee estate in the property covered by such Ground Lease by reason of the fact that such Ground Lease, or the leasehold estate or other estate created thereby, may be held directly or indirectly by or for the account of any person or entity who or which also holds the fee or leasehold estate in such property (including, without limitation, by virtue of the exercise by Grantor of any right to purchase all or any portion of the Ground Lease Property or the exercise by landlord under the Ground Lease of any right to require Grantor to purchase all or any portion of the Ground Lease Property, which purchase by such Grantor, in either such case, shall be subject to the restrictions contained in the Loan Agreement).

          (d) Grantor acknowledges and agrees that no termination or surrender by Grantor under the Ground Lease to any landlord thereunder shall be valid or effective. The terms of the Ground Lease may not be modified, amended, supplemented, waived or released, or terminated or subordinated to any mortgage, agreement, lease or other interest, either orally or in writing, without the prior written consent of Beneficiary.

          (e) Grantor acknowledges and agrees that if the Ground Lease is for any reason whatsoever terminated prior to the expiration of its term and, if pursuant to any provision of the Ground Lease or otherwise, Beneficiary or its designee shall acquire from the landlord under the Ground Lease a new lease or other agreement for the use of the property covered by the Ground Lease, Grantor shall not have any right, title or interest in or to such new lease or other agreement or the estate created thereby.

          (f) Grantor shall not acquire the fee title to any portion of the Ground Lease Property or make any election, give any consent or approval or invoke any right of first refusal, purchase option, put or call right as a tenant under the Ground Lease without obtaining Beneficiary's prior written consent thereto.

          (g) Grantor shall from time to time upon the written request of Beneficiary request from the landlord under the Ground Lease, and use commercially reasonable efforts to deliver to Beneficiary, estoppel certificates from the landlord under the Ground Lease, in form and substance reasonably acceptable to Beneficiary.

          (h) Grantor acknowledge that pursuant to Section 365 of the Bankruptcy Code it is possible that a trustee in bankruptcy of the landlord under the Ground Lease, or such landlord as a debtor-in-possession, could reject the Ground Lease, in which case Grantor, as tenant, would have the election described in Section 365(h) of the Bankruptcy Code (which election, as the same may be amended from time to time, and together with any comparable right under any other state or federal law relating to bankruptcy, reorganization or other relief for debtors, whether now or hereafter in effect, is herein called the "Election") to treat the Ground Lease as terminated by such rejection or, in the alternative, to remain in possession for the balance of the term of the Ground Lease, and any renewal or extension thereof that is enforceable by the tenant under applicable nonbankruptcy law. Grantor shall not permit the termination of the Ground Lease by exercise of the Election or otherwise without the prior written consent of Beneficiary, which consent may be withheld, conditioned or delayed for any reason in Beneficiary's sole and absolute discretion. In order to secure the covenant made in this subsection and as security for the Indebtedness, Grantor assigns the Election and all rights related thereto to Beneficiary (for the benefit of Lenders). Grantor acknowledges and agrees that the foregoing assignment of the Election and related rights is one of the rights which Beneficiary may use at any time in order to protect and preserve the other rights and interests of Beneficiary and Lenders under this Agreement and the other Loan Documents, since exercise of the Election in favor of terminating the Ground Lease without Beneficiary's consent would constitute waste hereunder. Grantor agrees that exercise of the Election in favor of preserving the right to possession under the Ground Lease shall not be deemed to constitute a taking or sale of the Ground Lease Property by Beneficiary (and shall not entitle Grantor to any credit against the Loans or other obligations under the Loan Documents). Grantor acknowledges and agrees that in the event the Election is exercised in favor of Grantor, Grantor's resulting rights under the Ground Lease, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be subject to this Deed of Trust and the other Loan Documents.

          (i) If there shall be filed by or against Grantor a petition under the Bankruptcy Code, and Grantor, as the tenant under the Ground Lease, shall determine to reject such Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, then Grantor shall give Beneficiary not less than ten (10) days' prior notice of the date on which Grantor shall apply to the bankruptcy court for authority to reject the Ground Lease. Beneficiary shall have the right, but not the obligation, to serve upon Grantor within such 10-day period a notice stating that (i) Lenders demand that Grantor assume and assign the Ground Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code and (ii) Beneficiary agrees to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under such the Ground Lease. If Beneficiary serves upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Beneficiary of the agreement provided for in clause (ii) of the preceding sentence.

          (j) Effective upon the entry of an order for relief in respect of Grantor under the Bankruptcy Code, Grantor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the bankruptcy court under
     Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Ground Lease may be rejected or assumed.

                            [signature page follows]

     IN WITNESS WHEREOF, this Deed of Trust has been duly executed by Grantor as of the day and year first above written.

GRANTOR:

                PUENTE HILLS MALL, LLC,
                a Delaware limited liability company

                By:  PUENTE HILLS MALL REIT, LLC,
                     a Delaware limited liability company,
                     its sole member

                     By:  OG RETAIL HOLDING CO., LLC,
                          a Delaware limited liability company,
                          its managing member

                          By: GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its administering member

                               By:  GLIMCHER PROPERTIES CORPORATION,
                                    a Delaware corporation,
                                    its sole general partner


                                    By:    /s/ Mark E. Yale
                                           -----------------------------------
                                    Name:  Mark E. Yale
                                           -----------------------------------
                                    Title  Executive Vice President & Chief
                                           Financial Officer
                                           -----------------------------------

STATE OF OHIO              )
                           )  ss.:
COUNTY OF FRANKLIN         )

     On the 3rd day of June, 2008, before me, the undersigned, personally appeared Mark E. Yale, Executive Vice President and Chief Financial Officer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

/s/ Janelle R. Courtright
--------------------------------------
Signature and Office of individual
taking acknowledgement

                                   EXHIBIT A-1
                       LEGAL DESCRIPTION OF FEE-OWNED LAND
                       -----------------------------------


All that certain real property situated in the County of Los Angeles, State of California, described as follows:

PARCEL A - Fee Simple:

Parcels 5, 7 and 8, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 322, filed in Book 315, Page(s) 37 through 44, inclusive, of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL C - Easements:

Non-exclusive easements, creating rights in real property, including but not limited to, ingress and egress, passage and parking of vehicles; passage and accommodation of pedestrians; sewer lines, water and gas mains, electrical power lines, telephone lines, and other utility lines; development and construction of said Tract; the construction, reconstruction, erection, removal and maintenance, on, to, over, under and across to a maximum distance of 14 feet, of footings, supports, canopies, flag poles, roof and building overhangs, awnings, alarm bells, signs, lights and lighting devices and similar appurtenances over the "Common Area" as defined and described in that certain Construction, Operation and Reciprocal Easement Agreement in and upon all the terms, covenants, conditions, provisions, reservations, limitations, duties, obligations, liens, assessments and easements as more particularly and fully described and set forth in said agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated December 22, 1972 and recorded December 22, 1972 as Instrument No. 712, as amended by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated February 1, 1974 and recorded March 11, 1974 as Instrument No. 3991, as amended by that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a Limited Partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Carter Hawley Hale

Stores, Inc., a California corporation (fka Broadway-Hale Stores, Inc.); Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated September 20, 1984 and recorded October 1, 1984 as Instrument No. 84-1172544, and as further amended by that certain Third Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Krausz Puente LLC, a California limited liability company; The May Department Stores Company, a New York corporation; and Sears, Roebuck and Co., a New York corporation, dated December 1, 2001 and recorded January 8, 2002 as Instrument No. 02-0045017, all in the Recorder's Office of Los Angeles County, California.

PARCEL D Easements:

Non-exclusive easements, creating rights in real property as contained in that certain Declaration of Covenants, Conditions and Restrictions by Puente Hills Mall, LLC, a Delaware limited liability company, dated March 24, 2003 and recorded March 26, 2003 as Instrument No. 03-838916, in the Recorder's Office of Los Angeles County, California.


Assessor's Parcel Number:        8265-004-118 / 8265-004-120 / 8265-004-121

                                   EXHIBIT A-2
                       LEGAL DESCRIPTION OF LEASEHOLD LAND
                       -----------------------------------


All that certain real property situated in the County of Los Angeles, State of California, described as follows:

PARCEL B - Leasehold:

Parcels 5 and 6, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 27-A, filed in Book 42, Page(s) 61 through 64, inclusive of Parcels Maps, in the Office of the County Recorder of said County.

PARCEL C - Easements:

Non-exclusive easements, creating rights in real property, including but not limited to, ingress and egress, passage and parking of vehicles; passage and accommodation of pedestrians; sewer lines, water and gas mains, electrical power lines, telephone lines, and other utility lines; development and construction of said Tract; the construction, reconstruction, erection, removal and maintenance, on, to, over, under and across to a maximum distance of 14 feet, of footings, supports, canopies, flag poles, roof and building overhangs, awnings, alarm bells, signs, lights and lighting devices and similar appurtenances over the "Common Area" as defined and described in that certain Construction, Operation and Reciprocal Easement Agreement in and upon all the terms, covenants, conditions, provisions, reservations, limitations, duties, obligations, liens, assessments and easements as more particularly and fully described and set forth in said agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated December 22, 1972 and recorded December 22, 1972 as Instrument No. 712, as amended by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated February 1, 1974 and recorded March 11, 1974 as Instrument No. 3991, as amended by that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a Limited Partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Carter Hawley Hale Stores, Inc., a California corporation (fka Broadway-Hale Stores, Inc.); Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated September 20, 1984 and recorded October 1, 1984 as Instrument No. 84-1172544, and as further amended by that certain Third Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Krausz Puente LLC, a California limited liability company; The May Department Stores Company, a New York corporation; and Sears, Roebuck and Co., a New York corporation, dated December 1, 2001 and recorded January 8, 2002 as Instrument No. 02-0045017, all in the Recorder's Office of Los Angeles County, California.

PARCEL D Easements:

Non-exclusive easements, creating rights in real property as contained in that certain Declaration of Covenants, Conditions and Restrictions by Puente Hills Mall, LLC, a Delaware limited liability company, dated March 24, 2003 and recorded March 26, 2003 as Instrument No. 03-838916, in the Recorder's Office of Los Angeles County, California.


Assessor's Parcel Number:   8265-004-039 / 8265-004-040

                                    EXHIBIT B
                          PERSONAL PROPERTY COLLATERAL
                          ----------------------------

     As used in this Exhibit B, the term "Premises" means that certain real property, including all improvements thereon, more particularly described in
Schedule 1 attached hereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of June 3, 2008 by and from PUENTE HILLS MALL, LLC, a Delaware limited liability company ("Debtor"), in favor of EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent for the Lenders referred to therein (collectively, the "Secured Party") (as amended, modified, extended, split or consolidated, the "Deed of Trust").

          (a) All personal property in all of its forms, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory (including, without limitation, inventory as such term is defined in the Uniform Commercial Code), raw materials, work in process and construction materials which Debtor now or hereafter owns or in which Debtor now or hereafter acquires an interest or right, including, without limitation, those in which Debtor has an interest or right of any kind, those which are now or hereafter located on or affixed to the Premises, and those in transit thereto or in any other location, or used or useful in the operation, use or occupancy of the Premises or the construction of any improvements thereon, including, without limitation, all documents of title with respect to such personal property, any interest of Debtor in and to personal property that is leased or subject to any superior security interest, all books, records, ledger cards, leases, other documents of whatever kind or character, relating to the Premises;

          (b) All computer programs, tapes, disks, and related data processing software (owned by Debtor or, if not the owner thereof, to the extent of Debtor's interest therein) that at any time evidence or contain information relating to the Premises or to Debtor's business thereon;

          (c) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the indebtedness secured hereby remains unpaid, may accrue to Debtor from such goods, fixtures, furnishings, equipment and building materials or any part thereof located on the Premises, or which may be received or receivable by Debtor from any hiring, using, letting, leasing, subhiring, subletting, or subleasing of the Premises;

          (d) All of Debtor's present and future rights and claims to receive payments of money, utility deposits, services or property relating to the Premises, including, without limitation, rights to all deposits from tenants of the Premises, rights to receive payment with respect to media and advertising agreements and sponsorships, accounts receivable, deposit or other accounts (including, without limitation, deposit accounts maintained with Secured Party; and accounts as that term is defined in the Uniform Commercial Code), chattel paper, notes, drafts, contract rights, rights to performance, instruments (including, without limitation, instruments as such term is defined in the Uniform Commercial Code), general intangibles, principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, guaranties, letters of credit, documents, drafts, acceptances, and tax refunds, together with title or interest in all documents evidencing or securing the same, and judgments taken on any rights or claims which now or hereafter relate to, are derived from or used in connection with the Premises or the ownership, construction, use, operation, maintenance, occupancy or enjoyment thereof or the conduct of business or activities therefrom;

          (e) All of Debtor's rights and interests in all other general intangibles including all payment intangibles (as in the foregoing terms are defined in Uniform Commercial Code) and rights relating to the Premises or the construction, development, use or operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Premises, all names under or by which the Premises may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names, trademarks and franchises relating in any way to the Premises, all patents and copyrights of Debtor relating in any way to the Premises, all good will in any way relating to the Premises, all licenses and permits relating in any way to, or to the operation of, the Premises, all contract rights, all options, all purchase orders, all manufacturers' warranties with respect to improvements, all construction contracts, all maintenance contracts, and all of Debtor's claims and rights arising under or pursuant to Section 365 of the Bankruptcy Code, 11 U.S.C. ss. 365;

          (f) All of Debtor's rights under all warranties, guaranties or insurance policies (whether or not Secured Party is the loss payee thereunder) covering the Premises or any of the aforesaid collateral, and all proceeds, loss payments and premium refunds payable regarding the same;

          (g) All of Debtor's rights and interests in reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Premises;

          (h) All of Debtor's rights and interests in all causes of action, claims compensation and recoveries for any damage to or condemnation or taking of the Premises or the aforesaid collateral, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Premises or the aforesaid collateral, or for any loss or diminution in value of the Premises or the aforesaid collateral;

          (i) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Premises and all studies, data and drawings related thereto; and also all contracts and agreements relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Premises;

          (j) All sums on deposit with the Secured Party for any reason whatsoever pursuant to the terms and provisions of the Deed of Trust;

          (k) All water stock relating to the premises, all shares of stock or other evidence of ownership of any part of the Premises that is owned by Debtor in common with others, and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Premises; and

          (l) All proceeds, products, offspring, rents, profits, income, benefits, accessions, substitutions and replacements from sale, collection, exchange or other disposition of the aforesaid collateral, whether such disposition is voluntary or involuntary.

                                   SCHEDULE 1

                            LEGAL DESCRIPTION OF LAND
                            -------------------------

All that certain real property situated in the County of Los Angeles, State of California, described as follows:

PARCEL A - Fee Simple:

Parcels 5, 7 and 8, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 322, filed in Book 315, Page(s) 37 through 44, inclusive, of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL B - Leasehold:

Parcels 5 and 6, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 27-A, filed in Book 42, Page(s) 61 through 64, inclusive of Parcels Maps, in the Office of the County Recorder of said County.

PARCEL C - Easements:

Non-exclusive easements, creating rights in real property, including but not limited to, ingress and egress, passage and parking of vehicles; passage and accommodation of pedestrians; sewer lines, water and gas mains, electrical power lines, telephone lines, and other utility lines; development and construction of said Tract; the construction, reconstruction, erection, removal and maintenance, on, to, over, under and across to a maximum distance of 14 feet, of footings, supports, canopies, flag poles, roof and building overhangs, awnings, alarm bells, signs, lights and lighting devices and similar appurtenances over the "Common Area" as defined and described in that certain Construction, Operation and Reciprocal Easement Agreement in and upon all the terms, covenants, conditions, provisions, reservations, limitations, duties, obligations, liens, assessments and easements as more particularly and fully described and set forth in said agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated December 22, 1972 and recorded December 22, 1972 as Instrument No. 712, as amended by that certain

First Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated February 1, 1974 and recorded March 11, 1974 as Instrument No. 3991, as amended by that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a Limited Partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Carter Hawley Hale Stores, Inc., a California corporation (fka Broadway-Hale Stores, Inc.); Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated September 20, 1984 and recorded October 1, 1984 as Instrument No. 84-1172544, and as further amended by that certain Third Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Krausz Puente LLC, a California limited liability company; The May Department Stores Company, a New York corporation; and Sears, Roebuck and Co., a New York corporation, dated December 1, 2001 and recorded January 8, 2002 as Instrument No. 02-0045017, all in the Recorder's Office of Los Angeles County, California.

PARCEL D Easements:

Non-exclusive easements, creating rights in real property as contained in that certain Declaration of Covenants, Conditions and Restrictions by Puente Hills Mall, LLC, a Delaware limited liability company, dated March 24, 2003 and recorded March 26, 2003 as Instrument No. 03-838916, in the Recorder's Office of Los Angeles County, California.


Assessor's Parcel Number:  8265-004-039 / 8265-004-040 / 8265-004-118
                           8265-004-120 / 8265-004-121